Exhibit 4.2
NONE OF THIS WARRANT, THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK TO BE ISSUED UPON EXERCISE HEREOF OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON CONVERSION OF THE SERIES A CONVERTIBLE PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF.  NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK TO BE ISSUED UPON EXERCISE HEREOF MAY BE MADE EXCEPT AS SPECIFICALLY SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE SHARES
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
TRANSGENOMIC, INC.

Warrant No. A-[__]
Issue Date: December 29, 2010

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, [_________] (“Holder”) is entitled, subject to the terms set forth below, to purchase from Transgenomic, Inc., a Delaware corporation (the “Company”), [____________] shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred”), subject to adjustment as provided in Section 9 (the “Warrant Shares”), at the Purchase Price set forth in Section 3.

1.           Issuance.  This Warrant is issued to Holder by the Company pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated December 29, 2010 (the “Purchase Agreement”).

2.           Covenants as to Warrant Shares.  The Company has reserved, and at all times during the period this Warrant is outstanding shall reserve, a sufficient number of shares of Series A Preferred for issuance upon the exercise of this Warrant.  The Company has reserved, and at all times during the period this Warrant is outstanding shall reserve, a sufficient number of shares of its Common Stock, $0.01 par value per share (the “Common Stock”), for issuance upon conversion of the Warrant Shares (the “Underlying Common”).  The Warrant Shares are duly authorized, and, when issued to the Holder pursuant to the terms of this Warrant and the Purchase Agreement, will be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of Holder in the Purchase Agreement, will be issued in compliance with the registration and qualification requirements of all applicable securities laws.  The shares of Underlying Common are duly authorized and, when issued in compliance with the provisions of the Company’s Certificate of Incorporation (the “Certificate”), will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable securities laws.

3.           Purchase Price; Number of Shares; Notice of “Triggering Event.”  Subject to the terms and conditions hereinafter set forth, the Holder is entitled, at any time from the date hereof to the Expiration Date (as defined in Section 8), upon surrender of this Warrant, the delivery of the Exercise Notice attached hereto as Attachment I (the “Exercise Notice”), fully completed and duly executed, and the delivery of an agreement to be bound by the terms and conditions of that certain Registration Rights Agreement, dated as of December 29, 2010, among the Company, Holder and certain of the Company’s stockholders (as such agreement may be amended from time to time pursuant to the terms thereof) (the “Registration Rights Agreement”), each at the office of the Company, or such other address as the Company shall notify the Holder of in writing, to purchase from the Company the Warrant Shares (as adjusted pursuant to Section 9) at a fixed price per share of $2.32 (the “Purchase Price”).  Until such time as this Warrant is exercised in full or expires pursuant to the terms hereof, the Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment pursuant to Section 9.  Notwithstanding anything to the contrary set forth in this Warrant, unless waived in writing by the Holder, the Company shall provide written notice to Holder if any Triggering Event (defined below) occurs.  A “Triggering Event” shall be deemed to have occurred if:  (i) the Company’s Board of Directors (the “Board”) adopts a resolution approving a plan of merger or share exchange or a transaction involving the sale of all or substantially all of the Company’s assets (each, an “Extraordinary Transaction”) and proposes to submit such Extraordinary Transaction to the Company’s stockholders for approval, (ii) any tender offer or exchange offer (whether by the Company or another person or entity) is commenced pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iii) there is a Change in Control (as defined in the Certificate of Designation with respect to the Series A Preferred).

4.           Payment of Purchase Price.

(a)           Subject to the conditions set forth in Section 3, this Warrant may be exercised in full or in part by the Holder by payment in cash, by wire transfer or by certified or official bank check payable to the order of the Company, for the purchase price of the Warrant Shares to be purchased hereunder.

(b)           The Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the redemption notice attached hereto as Attachment II (the “Redemption Notice”) duly executed, at the office of the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y (A-B)
     A

where	X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 4(b).

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4(b).

A =
the fair market value (“FMV”) of one share of Series A Preferred on an as converted to Common Stock basis, as determined below, at the time the net issue election is made pursuant to this Section 4(b).

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4(b).

For the purposes of this Section 4(b), FMV shall be determined at the time of exercise and shall mean the fair market value of the shares of Common Stock determined as follows:

(x)           if the Common Stock is traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the ten (10) trading day period ending three (3) days prior to the date of determination;

(y)           if the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid over the ten (10) trading day period ending three (3) days prior to the date of determination; or

(z)           if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board.

The Board shall promptly respond in writing to a reasonable inquiry by the Holder as to the FMV of the Series A Preferred for purposes of this Section 4(b).

5.           Partial Exercise.  For any partial exercise or redemption pursuant to Section 4(a) or 4(b) hereof, the Holder shall designate in the Exercise Notice or Redemption Notice (as the case may be) the number of Warrant Shares that it wishes to purchase or the aggregate number of underlying Warrant Shares represented by the portion of this Warrant it wishes to redeem (as the case may be).  On any such partial exercise or redemption, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Warrant Shares which have not been purchased upon such exercise or redemption.

6.           Issuance; Issuance Date.  As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Warrant Shares purchased or acquired by the Holder as a result of such exercise, rounded down to the nearest whole number.  The person or entity or persons or entites in whose name or names any certificate representing shares of Series A Preferred is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

7.           Warrant Shares.  The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8.           Expiration Date; Automatic Exercise.  This Warrant shall expire at the close of business on December 28, 2015 (the “Expiration Date”) and shall be void thereafter; provided, however, that in the event that, upon the Expiration Date, the FMV of one Warrant Share (or other security issuable upon the exchange hereof) as determined in accordance with Section 4(b) is greater than the Purchase Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exchanged pursuant to Section 4(b) as to all Warrant Shares (or such other securities) for which it shall not previously have been exchanged or converted into Series A Preferred (or if not then outstanding, into such other class and series of securities into which the Warrant Shares are then convertible), and the Company shall promptly deliver a certificate representing such Warrant Shares (or such other securities) issued upon such conversion to the Holder.

9.           Adjustment of Number of Warrant Shares Issuable Pursuant to this Warrant.

(a)           Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date that the first share of Series A Preferred is issued (the “Original Issue Date”) effect a subdivision of the outstanding Series A Preferred, the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased.  Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Series A Preferred into a smaller number of shares, the number of Warrant Shares issuable hereunder shall be proportionately decreased and the Purchase Price shall be proportionately increased.  Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment for Common Stock Dividends and Distributions.  If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Series A Preferred entitled to receive, a dividend or other distribution payable in additional shares of Series A Preferred, in each such event the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of Warrant Shares issuable hereunder and the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this Section 9(b) to reflect the actual payment of such dividend or distribution.

(c)           Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Original Issue Date, the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation in which the Company is the continuing entity and which does not result in any change in the Series A Preferred) in any such event this Warrant shall be exercisable for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Series A Preferred for which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)           Reorganizations, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time after the Original Issue Date, there is a Change in Control transaction or other capital reorganization of the Series A Preferred (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares), as a part of such Change in Control transaction or capital reorganization, this Warrant shall be deemed exercised and provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property to which a holder of the number of shares of Series A Preferred deliverable upon exercise of this Warrant would have been entitled on such Change in Control transaction or capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Holder after the Change in Control transaction or capital reorganization to the effect that the provisions of this Section 9 shall be applicable after that event and be as nearly equivalent as practicable.

(e)           Adjustments to Series A Conversion Price. The number of shares of Common Stock issuable upon conversion of the Warrant Shares, shall be subject to adjustment from time to time in the manner set forth in the Certificate.  For so long as this Warrant is outstanding and exercisable for shares of Series A Preferred, the Company shall deliver to the Holder each certificate of adjustment sent to the holders of the Company’s Series A Preferred pursuant to Section 4(h) of the Certificate of Designation with respect to the Series A Preferred.

10.         Conversion or Redemption of Common Stock.  Should all of the Company’s Common Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into another class shares of the Company’s stock, or if there shall be any reclassification, capital reorganization or change of the Common Stock, or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company or any of its subsidiaries, taken as a whole, then the Company shall mail or cause to be mailed to the Holder a notice specifying the date on which any such record is to be taken for the purpose of such event and stating the material provisions of such event, including the date upon which such event shall be consummated.  Such notice shall be mailed at least ten (10) days prior to the earlier of the record date or the date specified in such notice on which any such action is to be taken.

11.         Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share.  If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the FMV of a full Warrant Share.

12.         Notices of Record Date, Etc.  In the event of:  (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property; (2) any reclassification or recapitalization of capital stock; or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of the proposed issue or grant and the person or class of persons to whom such proposed issue or grant is to be offered or made.  Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

13.         No Stockholder Rights.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

14.         Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder hereof.

15.         Transfers, Substitute Warrant.

(a)           This Warrant may only be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) by the Holder (a) pursuant to an effective registration statement under the Securities Act or (b) to an Affiliate (as defined below) of the Holder, provided that the Holder or the Holder’s Affiliate delivers to the Company an opinion of qualified counsel in form and substance satisfactory to the Company setting forth that such Transfer is exempt from the registration requirements of the Securities Act and does not otherwise violate federal or state securities laws (the “Opinion”) and the Holder’s Affiliate delivers a representation letter (the “Representation Letter”) in form and substance satisfactory to the Company.  In furtherance of the foregoing, in order to affect the Transfer, the Holder shall deliver to the Company this Warrant, the assignment form attached hereto as Attachment III properly endorsed, and the Opinion and the Representation Letter. Upon delivery of the foregoing, for Transfer of this Warrant in its entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee.  Upon delivery of the foregoing, for Transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to the Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been Transferred.

(b)           In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

16.         Governing Law.  The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

17.         Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the Company’s successors and assigns and shall be binding upon and inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

18.         Business Days.  If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a federal holiday, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a federal holiday.

19.         Notices.  All notices, requests, claims, demands, disclosures and other communications required or permitted by this Warrant shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger, or (b) upon confirmed delivery as evidenced by the delivery receipt of an nationally recognized overnight delivery service or registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person or entity for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 19:

If to Holder:
c/o Third Security, LLC
1881 Grove Avenue
Radford, VA 24141
Attention: Tad Fisher
Facsimile: 540-633-7939

With a copy to (which shall not constitute notice):

Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
Attention: John Owen Gwathmey
Facsimile: 804-698-5174

If to Company:

Transgenomic, Inc.
12325 Emmet Street
Omaha, Nebraska 68164
Attention: Craig J. Tuttle
Facsimile:  402-452-5461

With a copy to (which shall not constitute notice):

Paul, Hastings, Janofsky & Walker, LLP
4747 Executive Drive, 12th Floor
San Diego, Ca  92121
Attention:  Carl R. Sanchez, Esq.
Facsimile:  (858) 458-3005

23.           Counterparts.   This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature Page Follows}

Dated:  December 29, 2010

TRANSGENOMIC, INC.

By:
Craig J. Tuttle
Chief Executive Officer and President

{Signature Page To Warrant}

Attachment I
[FORM OF EXERCISE NOTICE]

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: Transgenomic, Inc.	Date:___________________

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase and subscribe for, _________ shares of Series A Convertible Preferred Stock of Transgenomic, Inc. (the “Company”) covered by this Warrant.  The undersigned herewith makes payment of $_______ thereof.  The certificate(s) for such shares (the “Shares”) shall be issued in the name of the undersigned as is specified below:

(Name)

(Address)

The undersigned represents that: (i) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Signature (must conform to name of Holder as
specified on the face of the Warrant)

Fed Tax ID # __________________________

[Signature Pate to Exercise Notice]

Attachment II
[FORM OF REDEMPTION NOTICE]

(TO BE SIGNED ONLY ON REDEMPTION OF WARRANT)

TO:  Transgenomic, Inc.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provisions of Section 4(b) of such Warrant, to redeem, and to cause the Company to redeem for shares of Series A Convertible Preferred Stock of Transgenomic, Inc. (“Series A Preferred”), such Warrant with respect to that portion of such Warrant representing __________ * underlying shares of Series A Preferred. The undersigned requests that the certificates for the shares of Series A Preferred issuable upon redemption be issued in the name of, and delivered to ___________________________________, whose address is ____________________________________________.

(Signature must conform in all
respects to name of Holder as
specified on the face of the
Warrant)

(Address)

Dated:

*Insert here the number of underlying shares with respect to which the Warrant is being redeemed.

Attachment III
[FORM OF ASSIGNMENT]

(TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received the undersigned hereby desires to sell, assign and transfer unto

_________________________________________________________________

_________________________________________________________________

Please print or typewrite name and address of Assignee and include Fed Tax ID # of Assignee

_________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ______________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_________________________

(Signature must conform to name of Holder as
specified on the face of the Warrant)

Signed in the Presence of: